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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT
                              (H. Russel Douglas)


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of April 1, 2000 (the "Effective Date"), by and between APPLIED VOICE RECOGNITION, INC., a Delaware corporation doing business as e-DOCS.net ("Employer"), and H. RUSSEL DOUGLAS, an individual residing in Sugar Land, Texas ("Employee").

                                 W I T N E S S E T H:
                                 -------------------

     WHEREAS, Employer and Employee desire to enter into an agreement regarding Employee's employment with Employer pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

     1.  EMPLOYMENT.

          a. Employer agrees to employ Employee on the terms and conditions set forth herein and in that certain Employment Agreement dated April 1, 1997 (the "L&H Employment Agreement"), executed by and between Employee, as employee, and Applied Voice Recognition, Inc., a Utah corporation, predecessor-in-interest by merger of Employer, as employer, and subsequently assigned (with the consent of Employee) to Lernout & Hauspie Speech Products N.V., which L&H Employment Agreement is hereby incorporated herein by this reference.

          b. To the extent that any terms or provisions set forth in this Agreement conflict with the terms and provisions of the L&H Employment Agreement, the terms and provisions set forth in this Agreement shall control.

     2. TERM OF EMPLOYMENT. Section 2 of the L&H Employment Agreement is hereby replaced in its entirety with the following:

     "The term of Employee's employment hereunder (the "Term") shall commence as of April 1, 2000 (the "Commencement Date") and shall continue (subject to termination by either Employer or Employee as hereinafter provided) for a term (the "Term") expiring on September 30, 2000 (the "Expiration Date"). At the expiration of the Term, Employer shall have no further obligation to Employee other than payment of any earned and unpaid Base Salary (as hereafter defined) under Section 3(a) and Bonus (as hereafter defined) under Section 3(b), and Employee shall have no further obligation to Employer except as set forth in Sections 7, 8, 9 and 10."

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     3.  COMPENSATION AND BENEFITS.  Section 3 of the L&H Employment Agreement
is hereby replaced in its entirety with the following:

         "a. As compensation for services rendered by Employee as an employee of Employer, Employer shall pay Employee a monthly base salary of Fourteen Thousand Five Hundred Eighty-Three and 33/100 Dollars ($14,583.33) (the "Base Salary"). Such compensation shall be payable in equal semi-monthly installments or in the manner and on the timetable which Employer's payroll is customarily handled or at such intervals as Employee and Employer may agree from time to time.

         "b. In addition to receiving the Base Salary provided for in Section 3(a), Employee shall be entitled to a bonus equal to twelve and one half (12 1/2%) of Employee's annualized Base Salary (the "Bonus"). The Bonus shall be earned if, and only if, Employee has met the criteria set by Employer for the Term. In connection therewith, Employer agrees that prior to April 30, 2000, it shall set criteria for Employee's Bonus to be earned during the Term and shall communicate such criteria to Employee in writing. If Employee successfully meets the criteria established by Employer (in the discretion of Employer), Employer shall pay to Employee the Bonus at the end of the Term.

         "c. Employee shall be entitled to be reimbursed by Employer for all reasonable and necessary expenses incurred by Employee in carrying out Employee's duties under this Agreement in accordance with Employer's standard policies regarding such reimbursements.

         "d. Employee shall be entitled during the Term, upon satisfaction of all eligibility requirements, if any, to participate in all health, dental, disability, life insurance and other benefit programs now or hereafter established by Employer which cover substantially all other of Employer's employees and shall receive such other benefits as may be approved from time to time by Employer.

         "e. Employee shall be entitled to receive one week of paid vacation during the Term and shall be entitled to receive paid holidays as enjoyed by all other employees of Employer.

         "f. Employee shall be entitled to receive an automobile allowance of $750 per month, payable on the first day of each month during the Term. Employee shall be responsible for paying all costs related to ownership of Employee's vehicle, including maintenance and repairs, insurance and fuel."

     4. NO STOCK OPTIONS. Section 5 of the L&H Employment Agreement is hereby replaced in its entirety with the following:

     "Except as otherwise agreed to by Employee and Employer, Employee shall not be entitled to receive any stock options of Employer pursuant to this Agreement."

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     5.  TERMINATION OF EMPLOYMENT.

         a. Sections 6.a. and 6.e. of the L&H Employment Agreement are hereby deleted in their entirety.

         b. Section 6.f. of the L&H Employment Agreement is hereby replaced in its entirety with the following:

     "Employer shall have the right to terminate Employee's employment hereunder without prior notice and without cause; provided, however, in such event, Employee shall continue to receive his Base Salary for the remaining portion of the Term. In such event, Employee shall not be eligible to receive the Bonus for any quarter beyond the quarter in which Employee's employment is terminated."

     6. NOTICES. Employer's address for notice in Section 14 of the L&H Employment Agreement is hereby replaced in its entirety with the following:

          "If to Employer, at:      Applied Voice Recognition, Inc.
                                    1717 St. James Place, Suite 242
                                    Houston, TX   77056
                                    Attention:  President
                                    Facsimile No.:  (713) 621-7059

          "With a copy to:          Boyar & Miller
                                    4265 San Felipe, Suite 1200
                                    Houston, TX  77027
                                    Attention:  J. William Boyar, Esq.
                                    Facsimile No.:  (713) 552-1758"

     7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas.

     8. ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the entire understanding of the parties hereto. This Agreement may not be amended or modified except by a written instrument executed by the parties hereto.

     9. BINDING ON SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

     EXECUTED this 5th day of March, 2000, to be effective as of the Effective Date.

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                              EMPLOYER:
                              --------

                              APPLIED VOICE RECOGNITION, INC., d/b/a e-DOCS.net


                              By:   /s/ Timothy J. Connolly
                                  _______________________________________
                                    Timothy J. Connolly, President



                              EMPLOYEE:
                              --------


                                    /s/ H. Russel Douglas
                              _____________________________
                              H. RUSSEL DOUGLAS



                               Signature Page to
                              Employment Agreement
                              (H. Russel Douglas)

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